THE FIRST NATIONAL BANK OF BOSTON, as Agent
                               100 Federal Street
                                Boston, MA 02110

Allou Health & Beauty Care, Inc.                         as of February 14, 1997
  and its Subsidiaries
50 Emjay Boulevard
Brentwood, NY  11717

           Re: Fourth Amendment to Second Restated and Amended Revolving Credit and Security Agreement, dated as of June 6, 1996
                     ---------------------------------------------------------

Gentlemen:

           Reference is made to the Second Restated and Amended Revolving Credit and Security Agreement (the "Agreement"), dated as of June 6, 1996 among Allou Health & Beauty Care, Inc. (the "Parent") and Allou Distributors, Inc. ("Distributors") (collectively, including Subsidiaries of the Parent and Distributors who have executed and delivered that certain Subsidiary Tie-In Agreement dated December 10, 1991, as amended from time to time, the "Borrowers"), The First National Bank of Boston, IBJ Schroder Bank & Trust Company, Sanwa Business Credit Corporation, Lasalle Business Credit, Inc. and The Bank of Tokyo - Mitsubishi Trust Company (collectively the "Lenders"), and The First National Bank of Boston as Agent for the Lenders (the "Agent"). Capitalized terms used and not otherwise defined herein shall have the same respective meanings herein as set forth in the Agreement.

           You have requested that (a) the Agreement be amended to (i) revise the definition of Inventory Turn Average and (ii) change the ratio test set forth in Section 5.27 of the Agreement as measured at the end of the calendar quarter ending on March 31, 1997; and (b) the Borrower's failure to comply for the fiscal quarter ending December 31, 1996 with the terms of Section 5.27 of the Agreement be waived.

           Accordingly, in consideration of these premises, the promises, mutual covenants and agreements contained in this letter agreement, and fully intending to be legally bound by this letter agreement, we hereby agree with you as follows:

1. AMENDMENT TO AGREEMENT. In compliance with the terms of Section 10.8 of the Agreement;

           1.1 Effective as of December 31, 1996, Section 1.40 of the Agreement is hereby amended to read in its entirety as follows:

           "1.40 'Inventory Turn Average' shall mean (i) the Borrowers' aggregate cost of goods sold on a consolidated basis for the twelve month period ending at a particular point in time, divided by (ii) the aggregate sum of the Borrowers' Inventory on a consolidated basis as reflected on the Borrowers' consolidated balance sheet as at the end of each of the twelve months in such twelve month period divided by twelve, all determined in accordance with GAAP."

           1.2 Section 5.27 of the Agreement is hereby amended to read in its entirety as follows:

           "The Borrower will not permit the ratio of Cash Equivalents divided by the sum of Current Liabilities plus the then debit balance in the Loan Account as of the end of each fiscal quarter to be less than (i) .30 to 1 as of the end of the fiscal quarter ending on March 31, 1997, and (ii) .40 to 1 as of the end of each fiscal quarter ending on or after June 30, 1997."

2. WAIVER. In compliance with the terms of Section 10.8 of the Agreement, and expressly conditioned upon representations that have been made by the Borrowers to the Agent that the ratio of Cash Equivalents divided by the sum of Current Liabilities plus the then debit balance on the Loan Account as of the end of the fiscal quarter ending December 31, 1996 is greater than .30 to 1, compliance by the Borrowers with the terms of Section 5.27 of the Agreement as measured at the end of the calendar quarter ending on December 31, 1996 is hereby waived.

3.         GENERAL.

           3.1 The Agreement is hereby ratified and confirmed and shall continue in full force and effect as amended hereby.

           3.2 The Borrowers hereby represent and warrant that there is no default or Event of Default outstanding or continuing under the Agreement or any instrument or document executed in connection with the Agreement, or any event or condition which with the giving of notice or the passage of time, or both, would result in a default or an Event of Default under the Agreement or any instrument or document executed in connection with the Agreement.

           3.3 This Letter Agreement may be signed in any number of counterparts with the same effect as if the signatures hereto and thereto were upon the same instrument.

           If the foregoing sets forth your understanding of the matters addressed herein, please evidence your agreement by countersigning this letter Agreement in the space set forth below, whereupon this Letter Agreement shall take effect as an agreement under seal as of the day first written above.


                                          THE FIRST NATIONAL BANK OF BOSTON


                                          By:/s/Brent E. Shay
                                             --------------------------------
                                               Title: Director

                                            (Signatures continued on next page)

                                          IBJ SCHRODER BANK & TRUST COMPANY


                                          By:/s/Mary McLaughlin
                                             --------------------------------
                                               Title


                                          SANWA BUSINESS CREDIT CORPORATION


                                          By:/s/
                                             --------------------------------
                                               Title:

                                          LASALLE BUSINESS CREDIT, INC.


                                          By:/s/Lawrence P. Garni
                                             --------------------------------
                                               Title:  Vice President

                                          THE BANK OF TOKYO - MITSUBISHI TRUST
                                          COMPANY


                                          By:/s/ G. Stewart
                                             --------------------------------
                                               Title: SVP and Manager


ALLOU HEALTH & BEAUTY CARE, INC.
ALLOU DISTRIBUTORS, INC.
ALLOU PERSONAL CARE CORPORATION
M. SOBOL, INC.
SUPERBUY OF NEW YORK, INC.
RONA BEAUTY SUPPLIES, INC.
HEMPSTEAD HEALTH & BEAUTY AIDS, INC.
PASTEL COSMETIC AND BEAUTY AIDS, INC.
HBA NATIONAL SALES CORP.
HBA DISTRIBUTORS, INC.
RUSS KALVIN PERSONAL CARE CORP.
STANFORD PERSONAL CARE MANUFACTURING, INC.



By:/s/ David Shamilzadeh
------------------------------------
Title: Senior Vice President and CFO

                       (Signatures continued on next page)

                              Consent of Guarantors

           Each of Victor Jacobs, Herman Jacobs and Jacob Jacobs (collectively, the "Guarantors") has guaranteed certain of the Obligations under the Agreement by executing separate Limited Guaranties dated as of December 10, 1991 (collectively, as amended, the "Guaranties"). By executing this letter, each of the Guarantors hereby absolutely and unconditionally reaffirms the Guaranty to which it is a party, and acknowledges and agrees to the terms and conditions of this letter and the Agreement as so amended.

/s/Victor Jacobs
------------------------------------
Victor Jacobs

/s/Jacob Jacobs
------------------------------------
Jacob Jacobs

/s/ Herman Jacobs
------------------------------------
Herman Jacobs